UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 4, 2014

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HOPTO INC.

(Exact Name of Registrant as Specified in Charter)

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Delaware	0-21683	13-3899021
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

1919 S. Bascom Avenue, Suite 600 Campbell, CA	95008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 472-7466

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On December 3, 2014, the board of directors the ("Board") of hopTo Inc. (the "Company") voted to grant employee stock options to purchase 1,000,000 shares of the common stock of the Company ("Options") to the Company's Chief Executive Officer and President, Eldad Eilam, at an exercise price equal to the opening price ($0.169) of the Company's common stock on December 4, 2014. The Options are subject to seven-year cliff vesting however, the Board may accelerate vesting of some or all of the Options annually based on criteria to be determined by the Board from time to time in its discretion. The Options expire on December 3, 2024.

John Cronin

The Board also voted to amend the Options granted to director John Cronin on December 20, 2012 by reducing their exercise price, which was $0.37 per share, to the opening price of the Company's common stock on December 4, 2014 ($0.169). All other terms of Mr. Cronin's options, including vesting and expiration, remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

hopTo Inc.

Dated: December 10, 2014	By:	/s/ Jean-Louis Casabonne
Jean-Louis Casabonne
Chief Financial Officer, Secretary